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                                                                  EXHIBIT 3.1.33

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                      FOR USE BY DOMESTIC CORPORATION ONLY
                               STATEMENT OF CHANGE
               OF REGISTERED OFFICE OR REGISTERED AGENT OR BOTH OF

                                  SCIMEX, INC.

TO SECRETARY OF STATE OF ALABAMA:

Pursuant to the provisions of Section 10-2A-30, Code of Alabama 1975, the undersigned corporation, organized under the laws of the State of Alabama submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Alabama.

1.       The name of the corporation is SCIMEX, Inc.

2.       The Address of its present registered office is

              2109 W. Clinton Ave            Huntsville    Alabama     35805
         -----------------------------------------------------------------------
              Street Address, not P.O. Box      City        State    Zip Code

3.       The address to which its registered office is to be changed

         _______________________________________________________________________
              Street Address, not P.O. Box      City        State    Zip Code

4.       The name of its present registered agent

              D. Lynn Cox

5.       The name of its successor registered agent is

              Michael M. Sullivan

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         Such change was authorized by resolution duly adopted by its board of directors.

DATED    January 18, 1990

                                               SCIMEX, Inc.             (Note 1)
                                    By: /s/ A. Eugene Sapp, Jr.         (Note 2)
                                        -------------------------------
                                              its __________ President

STATE OF Alabama                        A. Eugene Sapp, Jr.

COUNTY OF Madison

         Before me, the undersigned authority in and for said county and state, personally appeared Michael M. Sullivan, who being by me first duly sworn, doth depose and say that he/she is the Secretary of SCIMEX, Inc.

                                                        (Name of Corporation)
and that the foregoing statements contained in this report are true, full and correct.

                                    /s/ Michael M. Sullivan
                                    --------------------------------------------
                                                (Signature of Officer)
                                    Michael M. Sullivan

         Subscribed and sworn to before mean this 18th day of January, 19 90 in witness whereof I hereunto subscribe my name and affix the seal of my office.

                                    /s/ Carol M. Broussard
                                    --------------------------------------------
                                                      (Notary Public)
                                    My Commission expires November 3, 1993

Note l.  Exact corporate name of corporation making the statement.

Note 2.  Signature and title of officer signing for the corporation.

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Mail one copy of this completed application and fee of $5.00 to:
                                                      Secretary of State
                                                      Corporation Division
                                                      524 State Office Building
                                                      Montgomery, AL  35130
                                                      (205) 261-5324

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